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                                                                    EXHIBIT 10.4

                        AMENDMENT TO EMPLOYMENT AGREEMENT


        This Amendment to Employment Agreement ("Amendment") is entered into by and between Western Digital Corporation (the "Company") and Arif Shakeel ("Executive"), as of the 31st day of October, 2006.

        Company and Executive hereby amend Executive's August 25, 2005 Employment Agreement (the "Employment Agreement") as follows:

        1. Amendment of Section 1 (Employment). Section 1 of the Employment Agreement is hereby amended and restated in its entirety to provide as follows:

            "1. EMPLOYMENT.

                The Company hereby employs Executive and Executive hereby accepts such employment, upon the terms and conditions hereinafter set forth, from the Effective Date to and including June 29, 2007 ("Employment Period"). Executive and Company agree that this Agreement shall expire and Executive's employment with the Company shall terminate at the close of business on June 29, 2007, without further action by either Company or Executive."

        2. Amendment of Section 2 (Duties). Section 2 of the Employment Agreement is hereby amended and restated in its entirety to provide as follows:

            "2. DUTIES.

                A. President. From the Effective Date until September 30, 2005, Executive shall continue to serve as President and Chief Operating Officer of the Company, and shall report to the Company's Chief Executive Officer.

                B. President and Chief Executive Officer. From October 1, 2005 through May 31, 2006, Executive shall serve as President and Chief Executive Officer of Western Digital Corporation. From June 1, 2006 through January 1, 2007, Executive shall serve as Chief Executive Officer of Western Digital Corporation. In these capacities, Executive shall report to the Board of Directors, and shall have such duties and responsibilities consistent with his positions as President and/or Chief Executive Officer as the Board of Directors of the Company shall determine from time to time.

                C. Special Advisor to the Chief Executive Officer. From January 2, 2007 through June 29, 2007, Executive shall serve as Special Advisor to the Chief Executive Officer. In this capacity, Executive shall report to the Board of Directors of the Company and shall provide advice and counsel to the Chief Executive Officer with respect to strategic, management, and operational matters.

                D. Executive agrees to devote substantially all of his time, energy and ability to the business of the Company, subject to paragraph E of Section 3."



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        3. Amendment of Section 3 (Compensation). Section 3.A of the Employment
Agreement is hereby amended and restated in its entirety to provide as follows:

                "A. Base Salary. From the Effective Date through September 30, 2005, the Company will pay to Executive a base salary at the rate of $700,000 per year. From October 1, 2005 through June 29, 2007, the Company will pay to Executive a base salary at the rate of $800,000 per year. Such salary shall be earned monthly and shall be payable in periodic installments in accordance with the Company's customary practices. Amounts payable shall be reduced by standard withholding and other authorized deductions."

        4. Equity Awards.

                (a) Notwithstanding anything in the Employment Agreement to the contrary, and subject to Executive's continued employment with the Company through June 29, 2007, or except as otherwise expressly provided in Section 5.C(ii) of the Employment Agreement or in the applicable restricted stock award agreement: (i) 158,333 restricted shares of Common Stock of the Company that comprise a portion of the restricted stock award previously granted by the Company to the Executive on January 20, 2005 that are scheduled to vest on July 31, 2007 shall become fully vested on June 29, 2007; and (ii) 659,200 restricted shares of Common Stock of the Company that comprise a portion of the restricted stock award previously granted by the Company to the Executive on August 25, 2005 pursuant to Section 4.A of the Employment Agreement that are scheduled to vest on January 1, 2008 shall become fully vested on June 29, 2007.

                (b) Notwithstanding anything in the Employment Agreement to the contrary, the following awards are hereby terminated and Executive shall have no further rights with respect thereto or in respect thereof: (i) the stock options previously granted by the Company to Executive that are currently outstanding but only to the extent that such options are scheduled (without giving effect to any accelerated vesting provision) to vest after June 29, 2007 and before January 1, 2008; and (ii) 90,800 restricted shares of Common Stock of the Company that comprise a portion of the restricted stock award previously granted by the Company to the Executive on August 25, 2005 pursuant to Section 4.A of the Employment Agreement that were scheduled to vest on January 1, 2008 (which shares are hereby transferred from the Executive to the Company). Executive shall promptly deliver to the Company any share certificates evidencing the shares of restricted stock covered by clause (ii) above and shall timely provide the Company with such additional documents of transfer that the Company may reasonably request to confirm the transfer of such shares to the Company.

        5. Amendment of Section 5 (Termination).

9               (a) The definition of "Cause" in the second sentence of Section
5.A of the Employment Agreement is hereby amended and restated in its entirety to provide as follows:

                  "'Cause' shall mean that the Company, acting in good faith based upon the information then known to the Company, determines that Executive has engaged in or committed: (i) willful misconduct, (ii) fraud, (iii) failure or refusal to perform the duties



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        of Chief Executive Officer or Special Advisor to the Chief Executive
        Officer, as the case may be, or (iv) a conviction or plea of nolo contendre to a felony."

                (b) The first sentence of Section 5.C(ii)(b) of the Employment Agreement is hereby amended and restated in its entirety to provide as follows:

                "(b) accelerated vesting of any and all options and other equity-based awards granted by the Company that are then outstanding and not otherwise fully vested, but only to the extent such awards would have otherwise become vested had Executive remained employed by the Company through June 29, 2007."

                (c) Section 5.C of the Employment Agreement is hereby amended to add the following provision as Section 5.C(iii) of the Employment Agreement:

                "(iii) Expiration. Upon the expiration of this Agreement, this Agreement shall terminate without further obligations to Executive other than the timely payment of Accrued Obligations and the payment to Executive of an Incentive Compensation Plan ("ICP") bonus with respect to the second half of fiscal year 2007 at such time and in such amount as determined by the Compensation Committee of the Board of Directors on a Company-wide basis."

        6. Effective Date of Amendment. Notwithstanding any earlier execution of this Amendment by the Company and/or Arif Shakeel, this Amendment will be effective as of the date that the Company and John Coyne, the Company's current President and Chief Operating Officer, enter into an agreement providing for the appointment of John Coyne to the position of President and Chief Executive Officer, effective as of January 2, 2007.

        7. Miscellaneous. Any capitalized term used in this Amendment that is not defined in this Amendment shall have the definition of such term as set forth in the Employment Agreement. Except as modified by this Amendment, all other terms and conditions of the Employment Agreement remain valid and in full force and effect. If any provision of this Amendment is inconsistent with any provision of the Employment Agreement, the provisions of this Amendment shall govern.



                 [Remainder of Page Intentionally Left Blank.]



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        In witness whereof, the parties hereto have executed this Amendment as of the date first above written.


                             THE COMPANY:


                             By: /s/ Raymond M. Bukaty
                                --------------------------------------------

                             Name:  Raymond M. Bukaty

                             Title: Senior Vice President, Administration,
                                    General Counsel and Secretary


                             EXECUTIVE:

                             /s/ Arif Shakeel
                             -----------------------------------------------
                             Arif Shakeel



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